UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 16, 2006

Rockford Corporation
(Exact name of registrant as specified in its charter)

Arizona (State or other Jurisdiction of Incorporation)	000-30138 (Commission File Number)	86-0394353 (IRS Employer Identification No.)
600 South Rockford Drive
Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(480) 967-3565
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Rockford has appointed William R. Jackson, age 45, as its President as of August 16, 2006.
     Mr. Jackson joined Rockford in 1995 as a regional sales manager and since then has served in a variety of sales management positions. He was named Vice President of Sales and Marketing in February 2004. He has over 25 years experience in the consumer electronics industry. Prior to joining Rockford, he managed a retail consumer electronics stores for 13 years and operated a manufacturer’s sales representative firm for three years.
     Mr. Jackson will continue to be a salaried employee of Rockford, serving on an at-will basis and without a written employment agreement other than the change of control agreement described below. He will have benefits comparable to those of other Rockford executive officers. In connection with his appointment as President, Rockford’s compensation committee has approved a special award of 50,000 stock options to Mr. Jackson as of August 16, 2006. Rockford has entered into a change of control agreement with Mr. Jackson comparable to those Rockford has with other executive officers.
     Mr. Jackson is not party to any arrangement or understanding with any other person pursuant to which he was or is to be selected as an officer. Mr. Jackson does not have any family relationship with any other director or executive officer of Rockford nor has he engaged or proposed to engage, since the beginning of the last fiscal year, in any transaction in which one of our directors, nominees for election as a director, executive officers, security holders that we know to hold more than 5% of our voting securities or any member of the immediate family of the foregoing, is interested.
     W. Gary Suttle, who has served as Rockford’s President and CEO, will continue as CEO after Mr. Jackson’s appointment.
Item 7.01. Regulation FD Disclosure.
     On August 16, 2006, Rockford issued a news release regarding the appointment of William R. Jackson as its President and Michael B. Chass as its Vice President, Sales. A copy of the news release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) The following exhibit is furnished herewith:
     99.1 News release of Rockford dated August 16, 2006, “Rockford Corporation Appoints William R. Jackson President; Michael Chass Joins Company to Lead Worldwide Sales Activities.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 16, 2006

ROCKFORD CORPORATION
By:	/s/ W. Gary Suttle
W. Gary Suttle
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	News release of Rockford dated August 16, 2006, “Rockford Corporation Appoints William R. Jackson President; Michael Chass Joins Company to Lead Worldwide Sales Activities.”